UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2012

TIME WARNER CABLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Columbus Circle, New York, New York 10023

(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

                               Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 10, 2012, Time Warner Cable Inc. (the “Company”) completed its offering of $1.25 billion aggregate principal amount of senior unsecured 4 1/2% debentures due 2042 (the “Debentures”). The Debentures are guaranteed by Time Warner Entertainment Company, L.P. and TW NY Cable Holding Inc., each a subsidiary of the Company (collectively, the “Guarantors”).

In connection with the offering, on August 7, 2012, the Company and the Guarantors entered into an Underwriting Agreement (the “Underwriting Agreement”) with BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters listed in Schedule II thereto (collectively, the “Underwriters”). The Underwriting Agreement contains customary representations, covenants and indemnification provisions.

The offering of the Debentures was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-173760) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on April 28, 2011. The terms of the Debentures are described in the Company’s Prospectus dated April 28, 2011, as supplemented by a final Prospectus Supplement dated August 7, 2012, as filed with the Commission on August 8, 2012. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Report and the Registration Statement.

The Debentures were issued pursuant to an Indenture, dated as of April 9, 2007, as amended and supplemented (the “Indenture”), by and among the Company, the Guarantors and The Bank of New York Mellon, as trustee. The Indenture was previously described in, and included as an exhibit to, the Company’s Current Report on Form 8-K dated April 4, 2007, which was filed with the Commission on April 9, 2007.

The Debentures will mature on September 15, 2042 and will bear interest at a rate of 4 1/2% per year. Interest on the Debentures will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2013. The Debentures are unsecured senior obligations of the Company and rank equally with its other unsecured and unsubordinated obligations. The guarantees of the Debentures are unsecured senior obligations of the Guarantors and rank equally in right of payment with all other unsecured and unsubordinated obligations of the Guarantors.

Commencing on March 15, 2042, the Company may redeem the Debentures, in whole or in part at any time at the Company’s option, at a redemption price equal to 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to the redemption date.

Prior to March 15, 2042, the Company may redeem the Debentures, in whole or in part at any time at the Company’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the Debentures being redeemed and (ii) the sum of the present values of the remaining scheduled payments on the Debentures discounted to the redemption date on a semi-annual basis at a government treasury rate plus 30 basis points as further described in the Indenture and the Debentures, plus, in each case, accrued but unpaid interest to the redemption date.

The Indenture contains customary covenants relating to restrictions on the ability of the Company or any material subsidiary to create liens and on the ability of the Company and the Guarantors to consolidate, merge or convey or transfer substantially all of their assets. The Indenture also contains customary events of default, and provides that any Guarantor may be automatically released from its obligations if such Guarantor has no outstanding Indebtedness for Borrowed Money (as defined in the Company’s Prospectus dated April 28, 2011). The form of the Debenture is attached as Exhibit 4.1 to this Report and is incorporated by reference into this Report and the Registration Statement.

Certain of the Underwriters or their affiliates have performed and may, from time to time in the future, engage in transactions with or perform commercial and investment banking and advisory services for the Company and/or are lenders under the Company’s bank credit facility, for which they have received or will receive customary fees and expenses.

The Company expects to use the net proceeds from the issuance of the Debentures for general corporate purposes, which may include the repayment of debt.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 7, 2012, among the Company, the Guarantors and BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, on behalf of themselves and as representatives of the underwriters listed in Schedule II thereto.

4.1	Form of 4 1/2% Debenture due 2042.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Irene Esteves
	Name:	Irene Esteves
	Title:	Executive Vice President and Chief Financial Officer

Date: August 10, 2012

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 7, 2012, among the Company, the Guarantors and BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, on behalf of themselves and as representatives of the underwriters listed in Schedule II thereto.

4.1	Form of 4 1/2% Debenture due 2042.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).